Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Cypress Funding Corporation

Lien Solutions, Inc.

Medical Control Services, Inc.

My Boss, Inc.

Pacific Process, Inc.

Orange County Professional Services, Inc.

Impact Seminars & Consulting, Inc.